UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November  11, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  8  --  Other  Events

Item  8.01  Other  Events.

On November 11, 2008, the Board of Directors of Pomeroy IT Solutions, Inc., authorized a stock repurchase program.   The Company may repurchase up to $5 million of shares of its outstanding common stock within a period of one year from the date of the first purchase under the program.    The timing and extent of the repurchases will depend on market conditions and will remain subject to a variety of factors including price, corporate and regulatory requirements, credit facility limitations, and other market conditions.

The stock repurchase program and associated 10b5-1 plan, which were previously announced in December 2007, and thereafter suspended by the Company’s Board of Directors on May 30, 2008, will remain suspended until such time as the program and plan terminate in accordance with their respective terms on December 5, 2008, and no further stock repurchases will made by the Company under such program or plan.

The press release announcing that the Board of Directors of the Company authorized a program to repurchase up to $5 million of shares of its outstanding common stock is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section  9  -  Financial  Statements  and  Exhibits

Item  9.01  Financial  Statements  and  Exhibits.

(d) Exhibits

99.1	Press release dated November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROYIT SOLUTIONS, INC.

Date: November 14, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer